EXHIBIT 5.1 - Opinion of Frascona Joiner Goodman and Greenstein, P.C.

Frascona Joiner Goodman and Greenstein, P.C.
4750 Table Mesa Drive Boulder, CO 80305
ph.: 303 494 3000
fax: 303 494 6309

December 12, 2007

Board of Directors
Fidelity Aviation Corporation
1175 Osage Street
Suite 204
Denver, Colorado 80204

Gentlemen:

We have acted as your counsel in the preparation of this Amendment No. 1 of the Registration Statement on Form SB-2/A (the “Registration Statement”) filed by you with the Securities and Exchange Commission covering 1,661,500 shares of the Common Stock of Fidelity Aviation Corporation (the “Stock”). In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing, we are of the opinion that the Stock, when issued and delivered in the manner and/or the terms described in the Registration Statement (after it is declared effective), will be duly and validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm’s name as an expert in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

This opinion is expressed with respect to the laws of the State of Colorado, including the relevant statutory provisions, all applicable provisions of the Colorado Constitution, reported judicial decisions interpreting those laws, and, to the extent applicable to the foregoing opinion, the federal laws of the United States of America.  This opinion is also limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

Sincerely yours, Frascona, Joiner, Goodman and Greenstein, P.C.

By:	/s/ Gary S. Joiner